Certification under Rule 466

            The depositary, JPMorgan Chase Bank, N.A. represents and certifies the following:

            (1) That it previously had filed a registration statement on Form F-6 (Anglo American PLC, 33-83278), which the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement except for the number of foreign securities a Depositary Share represents.

            (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                                        JPMORGAN CHASE BANK, N.A., as Depositary


                                        By: /s/Joseph M. Leinhauser
                                            -----------------------
                                        Name:  Joseph M. Leinhauser
                                        Title: Vice President